Exhibit 3.1

ARTICLES OF AMENDMENT
TO THE
RESTATED
ARTICLES OF INCORPORATION
OF
WISCONSIN ENERGY CORPORATION,
AS AMENDED

The undersigned does hereby certify to the following:

1.             The name of the corporation is Wisconsin Energy Corporation.

2.             Article I of the Restated Articles of Incorporation, as amended effective May 21, 2012, is hereby amended to read in its entirety as set forth below:

“The name of the corporation is WEC Energy Group, Inc.”

3.             The foregoing amendment was adopted on November 21, 2014.

4.             The foregoing amendment was adopted in accordance with §180.1003 of the Wisconsin Statutes.

5.             This amendment shall be effective as of 9:01 a.m. Central Time on June 29, 2015.

IN WITNESS WHEREOF, Wisconsin Energy Corporation has caused this certificate to be duly executed in its corporate name this 29th day of June, 2015.

WISCONSIN ENERGY CORPORATION

By:	/s/ Keith H. Ecke
	Name:	Keith H. Ecke
	Title:	Assistant Corporate Secretary

This document was drafted by:

Ryan P. Morrison

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI  53202